NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

10% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

CLEAN POWER TECHNOLOGIES, INC.

Original Principal Amount: $107,900
Issuance Date:  August 6, 2010

This 10% Senior Secured Convertible Promissory Note (the “Note”) is issued by CLEAN POWER TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Nevada (the “Company”), in an aggregate principal amount of One Hundred and Seven Thousand and Nine Hundred U.S. Dollars ($107,900).

FOR VALUE RECEIVED , the Company hereby promises to pay to the order of The Quercus Trust, or its registered assigns or successors-in-interest (“Holder” or “Quercus”) the unpaid portion of the principal sum advanced to Company hereunder, together with all accrued but unpaid interest thereon, on the Maturity Date, to the extent such principal amount and interest has not been converted into the Company’s Common Stock, $0.001 par value per share (the “Common Stock”).  Interest on the unpaid principal balance hereof shall accrue at the rate of 10% per annum from the Issuance Date.  Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed.

The Note shall mature (the “Maturity Date”) twenty-four (24) months from the Issuance Date.  Except as otherwise provided herein, any payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note.  This Note may not be prepaid in whole or in part.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day. This Note and the Warrant issued in conjunction herewith shall be deemed to be issued as an additional advance pursuant to that certain Securities Purchase Agreement, between the Company and the Holder dated on or about June 8, 2010 (“Purchase Agreement”, together with the related transaction documents, the “Transaction Documents”), the terms of which are incorporated herein by reference.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.  For purposes hereof the following terms shall have the meanings ascribed to them below:

For purposes hereof the following terms shall have the meanings ascribed to them below:

 “Bankruptcy Event” means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 30 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 30 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

 “Debt” shall mean indebtedness of any kind.

“ Principal Amount” shall refer to the sum of (i) the unpaid portion of the advances made under this Note pursuant to the terms of the Purchase Agreement and (ii)  any default payments owing under the Transaction Documents but previously paid or added to the Principal Amount.

“Trading Day” shall mean a day on which there is trading on the OTC Bulletin Board or such other market or exchange on which the Common Stock is then principally traded.

“Underlying Shares” means the shares of Common Stock into which the Note is convertible in accordance with the terms hereof and the Purchase Agreement, or which are issued as interest payments or in connection with the redemption of the Note.

The following terms and conditions shall apply to this Note:

1.	PAYMENTS OF PRINCIPAL AND INTEREST.

(a)  Interest Payments.  Interest on the unpaid principal balance hereof shall accrue at the rate of 10% per annum from the Issuance Date and shall be payable at maturity in cash (the “Interest Payment Date”).  Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed.

(b)         Payment of Principal.  The Principal Amount of this Note shall be due and payable on the Maturity Date and may be paid in either cash or shares of the Company’s Common Stock as provided herein.

(c)         Optional Redemption.  [Intentionally left blank.]

(d)         Taxes.  Company may withhold and pay over to the relevant authorities any backup withholding from any interest payment to be made to the Holder to the extent that such withholding is required by the Internal Revenue Code or any other applicable federal law, rule, or regulation.

Notwithstanding any provision to the contrary contained in this Section 1, the Company’s right to pay the Principal Amount and any interest thereon in shares of its Common Stock is conditioned on the following: (i) the Company’s Common Stock will continue to be at all times registered under Sections 12(b) or (g) of the Securities Exchange Act of 1934; (ii) the Company will comply in all material respects with its reporting and filing obligations under the Securities Exchange Act of 1934, and will not take any action or file any document (whether or not permitted by the Securities Exchange Act of 1934 or the rules thereunder) to terminate or suspend such reporting and filing obligations; (iii) the Company shall not have breached any provision, covenant, representation or warranty of any Transaction Document; and (iv) there have not been any Events of Default that are continuing.

2.	SENIORITY AND SECURITY.

(a) Seniority.  The obligations of the Company hereunder shall rank senior to all other Debt of the Company, whether now or hereinafter existing, other than the 8% Senior Secured Convertible Promissory Note issued to Quercus on July 10, 2008.

(b) Security.  The obligations of the Company hereunder are secured pursuant to the terms of that certain security agreement dated June 8, 2010, by and between the Company and the Holder, and by a Composite Guaranty and Debenture by and between the Company’s subsidiary Clean Power Technologies, Limited and Quercus Trust dated on or about June 8, 2010, which agreements are hereby amended to include the obligations under this Note as “Obligations” or “Secured Obligations,” as applicable.  Each of such agreements shall inure to the benefit Holder and its successors and assigns.

3.   CONVERSION.

(a) Conversion by Holder.   Holder shall have the right, at Holder’s option, at any time and from time to time, to convert, in part or in whole, the outstanding Principal Amount and accrued but unpaid interest under this Note into shares of Common Stock at a Conversion Price of $0.10 per share  by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice” ), which may be transmitted by facsimile (with the original mailed on the same date by certified or registered mail, postage prepaid and return receipt requested) on the date of conversion (the “Conversion Date”).  Upon conversion of this Note pursuant to this Section 3(a), the outstanding

(b)  Principal Amount and accrued interest hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the amount being converted by the then applicable Conversion Price.

(b)  Stock Certificates or DWAC .  The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions (assuming that the Registration Statement has been declared effective), representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company’s transfer agent is participating in the Depository Trust Company (“ DTC ”) Fast Automated Securities Transfer (“ FAST ”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposit Withdrawal At Custodian system (provided that the same time periods herein as for stock certificates shall apply).

(d)  Adjustments to Conversion by Holder.   The conversion of the Note by the Holder pursuant to Section 3(a) shall be subject to adjustment as follows:

(i) Stock Dividends, Splits and Combinations.  If the Company or any of its Subsidiaries, at any time while the Note is outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities but excluding any stockholder rights granted pursuant to a poison pill) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, (C) combine outstanding Common Stock into a smaller number of shares, or (D) issues new securities by reclassification of the shares of Common Stock of the Company, then, and in each such case, the Conversion Price (as defined below) in effect immediately prior to such event or the record date therefore, whichever is earlier, shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had such Note been surrendered for conversion immediately prior to the occurrence of such event or record date therefore, whichever is earlier.  Any adjustment made pursuant to this Section 3(d)(i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

(ii) Distributions.  Subject to the terms of the Security Agreement, if the Company or any of its subsidiaries, at any time while the Note is outstanding, shall distribute to all holders of Common Stock evidence of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(d)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to the Holder of the Note the amount of such indebtedness, assets, cash or rights or warrants which the Holder of the Note would have received had the Note been converted into Common Stock at the then applicable the Conversion Price immediately prior to the record date for such distribution.

(iii) Rounding of Adjustments.   All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(iv)         Notice of Adjustments.   Whenever the Conversion Price is adjusted pursuant to this Section 3(d), the Company shall promptly deliver to each holder of the Note, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(iv) Fundamental Changes.   In case any transaction or event (including, without limitation, any merger, consolidation, combination, recapitalization, sale of assets, tender or exchange offer,  reclassification,  compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding shares of Common Stock are converted into or exchanged or acquired for or constitute the right to receive stock, or other securities, cash, property or assets (each, “Fundamental Change”), the Holder of this Note outstanding immediately prior to the occurrence of such Fundamental Change shall have the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash, property or assets that such holder would have received if such Note had been converted immediately prior to such Fundamental Change.

(vi)         Notice of Certain Events .  If:

A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.      the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company’s stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(e)         Reservation and Issuance of Underlying Shares.  Except as provided in the Purchase Agreement, the Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance of the Underlying Shares, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Note, not less than such number of Underlying Shares.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, non-assessable and freely tradable.

(f)         No Fractions.  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time.  If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(g)         Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided , however , that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further , that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(h)         Cancellation.  After all of the Principal Amount and all interest on this Note have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(i)         Notices Procedures.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company or as set forth in the Purchase Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

4.	COVENANTS OF THE COMPANY.

The Company covenants and agrees as follows:  The Company and its Subsidiaries shall not incur any Debt without the prior written consent of the Holder, which consent shall not be unreasonably withheld, other than; (i) trade payables incurred in the ordinary course of business, (ii) Debt incurred pursuant to the Offering as described in the Purchase Agreement or Debt of up to $1,000,000 incurred by the Company for working capital purposes.

5.	DEFAULTS AND REMEDIES.

(a)         Events of Default .  An “Event of Default” is:  (i) a default in payment of the Principal Amount or any interest hereon, when due, or failure to make any interest payment when such interest payment is due (to the extent such principal and/or amount has not been converted into Common Stock in accordance with the terms hereof); (ii) a default in the timely issuance of Underlying Shares upon and in accordance with the terms hereof (where for purposes of this Note, the term “timely” shall mean within ten (10) business days following the Conversion Date or other date triggering the issuance of such Underlying Shares); (iii) failure by the Company for thirty (30) days after written notice has been delivered to the Company to comply with any other provision of the Note or the Purchase Agreement; or (iv) a breach by the Company in any material respect, of its representations, warranties or covenants in the Purchase Agreement that remains uncured for thirty (30) business days after notice is delivered to the Company; or (v) a breach by the Company of its covenants in this Note.

(b)         Remedies.  If an Event of Default occurs and is continuing with respect to the Note, the Holder may declare all of the then outstanding Principal Amount and accrued but unpaid interest on this Note to be due and payable immediately; provided that if such Event of Default is due to the occurrence of a Bankruptcy Event, then such declaration shall be automatic without any further action.  The Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within two (2) days of Holder’s request.  The remedies under this Note shall be cumulative.

6.	GENERAL

(a) Payment of Expenses.  The Company agrees to pay all reasonable charges and expenses, including reasonable attorneys’ fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)         Savings Clause.  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)         Amendment.  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

(d)         Assignment, Etc.  The Holder may assign or transfer this Note to any transferee.  The Holder shall notify the Company of any such assignment or transfer promptly.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and assigns.

(e)         No Waiver.  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)         Governing Law; Jurisdiction.

(i)         Governing Law.   THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii)         Jurisdiction.  The Company irrevocably submits to the jurisdiction of any State or Federal Court sitting in the State of California, County of Los Angeles, over any suit, action, or proceeding arising out of or relating to this Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Company agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder’s right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii)         NO JURY TRIAL.  THE COMPANY HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

(g)             Replacement Notes.  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on August 6, 2010.

CLEAN POWER TECHNOLOGIES, INC.

By: ___________________________________
Name:                 Arthur Reynolds
Title:                 Chief Executive Officer

EXHIBIT A

 FORM OF CONVERSION NOTICE

(To be Executed by the Holder in order to Convert a Note)

The undersigned hereby elects to convert the aggregate outstanding Principal Amount and accrued and unpaid interest (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of CLEAN POWER TECHNOLOGIES, INC. (the “ Company ”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion information:

Date to Effect Conversion:
Aggregate Principal Amount of Note Being Converted:
Number of shares of Common Stock to be Issued:
Applicable Conversion Price:
Signature:
Name:
Address:
City/St/Zip: